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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549

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                                   FORM 8-K



                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 1,  1997

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                                CONSILIUM, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                    0-17754                94-2523965
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                              Identification No.)

  485 CLYDE AVENUE, MOUNTAIN VIEW, CA                          94043
(Address of principal executive offices                      (Zip Code)

      Registrant's telephone number, including area code:  (415) 961-6100

            (Former name, former address and former fiscal year,
                        if changed since last report)
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This report consists of 3 pages.
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ITEM 2.  ACQUISITION OR DEPOSITION OF ASSETS

         (a) Pursuant to the Asset Purchase Agreement dated July 31, 1997 (the "Purchase Agreement"), by and between the registrant, Consilium, Inc., a Delaware corporation ("Consilium"), FAST Associates, Pte. Ltd., a Singapore corporation ("FAST"), and Ng Boon Thiong, who is the principal shareholder of FAST (the "Shareholder"), the registrant acquired certain assets (the "Purchased Assets"), consisting primarily of existing systems integration contracts and certain related tangible and intangible assets, and assumed certain liabilities of FAST effective August 1, 1997. The price of the Purchased Assets consists of an initial payment to the Shareholder of one hundred twenty thousand (120,000) shares of Common Stock of the registrant, and performance-based payments to the Shareholder equal to specified percentages of systems integration and related services net operating margin and software license and maintenance net revenue recognized by Consilium within certain countries in Asia for a period of three years ending on August 1, 2000, as follows: 45% of systems integration/services net operating margin, 10% of product license net revenue, and 2.5% of product maintenance net revenue. Such performance payments may be made in cash or Common Stock of the Company, at the option of the Company. One Million Five Hundred Thousand Dollars ($1,500,000) of the performance payments, which are payable in either Common Stock of the registrant or cash from the registrant's working capital, are guaranteed, subject to adjustment in future performance payments if estimated revenue levels are not met. Of these guaranteed amounts, a portion was paid in August 1997 by payment to the Shareholder of seventy-five thousand five hundred eighty-six (75,586) shares of Common Stock of the registrant. Four additional guaranteed payments of cash or Common Stock valued at $300,000 will be paid at intervals of ninety days, beginning ninety days from August 1, 1997.

         The principle used to determine the amount of consideration was arms-length negotiation. Before the acquisition, there was no material relationship between FAST and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

         FAST is a privately-held company specializing in semiconductor factory automation. FAST has continued as a business entity subsequent to the sale of the Purchased Assets to the registrant.

         The registrant considers the acquisition of the Purchased Assets as a purchase of assets, as defined in Rule 11-01(d) of Regulation S-X.

         (b) Consilium acquired an immaterial amount of tangible property from FAST, which was used in support of FAST's provision of consulting services. Consilium intends to continue such use of these tangible assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The registrant has not yet determined whether the filing of pro
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forma financial statements may be required pursuant to Article II of
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Registration S-X.  The registrant intends to file all required pro forma
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financial information on or before October 15, 1997.

         (b) The registrant has not yet determined if the filing of the Purchase Agreement as an exhibit hereto is required. Upon the determination that filing of this exhibit is required, the registrant will file the Purchase Agreement as an exhibit to an amendment to this Form 8-K.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 15, 1997                CONSILIUM, INC.

                                      By: /s/ Clifton Wong
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                                          Clifton Wong, Vice-President, Finance
                                          and Chief Financial Officer